EXHIBIT 99.1

FOR IMMEDIATE RELEASE
January 24, 2017
Contact: Investor Inquiries:
Casey Farrell
972-801-5871/ShareholderRelations@LegacyTexasFinancialGroup.com
Media Inquiries:
Jennifer Dexter
972-461-7157/Jennifer.Dexter@LegacyTexas.com

LegacyTexas Financial Group, Inc. Reports Fourth Quarter and Full Year 2016 Earnings

PLANO, Texas, January 24, 2017 -- LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced net income of $25.3 million for the fourth quarter of 2016, a decrease of $1.9 million from the third quarter of 2016, and an increase of $8.9 million from the fourth quarter of 2015. Net income for the year ended December 31, 2016 was $97.8 million, up $26.9 million from the year ended December 31, 2015.

"We are pleased to report another strong quarter with earnings of $25.3 million and loan growth of $308 million," said President and CEO Kevin Hanigan. "For the year we produced record earnings of $97.8 million and loan growth of $999 million, or 20%. We continue to execute our strategy and look forward to growing our customer base and revenues in 2017, while controlling credit costs and operating revenues."

Fourth Quarter 2016 Performance Highlights

•	Company assets totaled $8.36 billion, which generated basic earnings per share for the fourth quarter of 2016 of $0.54 on a GAAP basis and $0.55 on a core (non-GAAP) basis.

•
GAAP and core (non-GAAP) efficiency ratio improved to 45.79% for the quarter ended December 31, 2016, compared to a GAAP efficiency ratio of 46.81% and a core (non-GAAP) efficiency ratio of 46.00% for the third quarter of 2016.

•	Gross loans held for investment at December 31, 2016, excluding Warehouse Purchase Program loans, grew $308.2 million, or 5.4%, from September 30, 2016.

•	Total deposits at December 31, 2016 grew $237.4 million, or 3.9%, from September 30, 2016.

Full Year 2016 Performance Highlights

•
Net income for the year ended December 31, 2016 increased by 37.9% compared to the year ended December 31, 2015, which included only a 3.2% increase in total non-interest expense and contributed to basic earnings per share for the year ended December 31, 2016 of $2.11 on a GAAP basis and $2.08 on a core (non-GAAP) basis.

•
Return on average assets for the year ended December 31, 2016 was 1.24%, compared to 1.10% for the year ended December 31, 2015, while core (non-GAAP) return on average assets was 1.22% for the year ended December 31, 2016, compared to 1.12% for the year ended December 31, 2015.

•
Return on average equity for the year ended December 31, 2016 was 11.52%, compared to 9.12% for the year ended December 31, 2015, while core (non-GAAP) return on average equity was 11.34% for the year ended December 31, 2016, compared to 9.24% for the year ended December 31, 2015.

•
GAAP efficiency ratio improved to 46.79% for the year ended December 31, 2016, compared to 53.01% for the year ended December 31, 2015. Core (non-GAAP) efficiency ratio improved to 47.30% for the year ended December 31, 2016, compared to 52.49% for the year ended December 31, 2015.

•
Gross loans held for investment at December 31, 2016, excluding Warehouse Purchase Program loans, grew $998.9 million, or 19.7%, from December 31, 2015, while total deposits increased by $1.14 billion, or 21.8%, for the same period.

Financial Highlights

	At or For the Quarters Ended
(unaudited)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
	(Dollars in thousands, except per share amounts)
Net interest income	$74,084	$73,480	$63,742
Provision for credit losses	7,833	3,467	11,200
Non-interest income	12,277	11,277	11,593
Non-interest expense	39,548	39,674	39,043
Income tax expense	13,675	14,399	8,646
Net income	$25,305	$27,217	$16,446

Basic earnings per common share	$0.54	$0.59	$0.36
Basic core (non-GAAP) earnings per common share[1]	$0.55	$0.61	$0.36
Weighted average common shares outstanding - basic	46,346,053	46,227,734	45,939,817
Estimated Tier 1 common risk-based capital ratio[2]	9.13%	8.91%	9.56%
Total equity to total assets	10.59%	10.27%	10.45%
Tangible common equity to tangible assets - Non-GAAP[1]	8.63%	8.32%	8.29%
1 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
2 Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

Core (non-GAAP) net income (which is net income adjusted for the impact of infrequent or non-recurring items) totaled $25.3 million for the quarter ended December 31, 2016, down $2.9 million from the third quarter of 2016 and up $8.9 million from the fourth quarter of 2015. Basic earnings per share for the quarter ended December 31, 2016 was $0.54, a decrease of $0.05 from the third quarter of 2016 and an increase of $0.18 from the fourth quarter of 2015. Basic core earnings per share for the fourth quarter of 2016 was $0.55, down $0.06 from the third quarter of 2016 and up $0.19 from the fourth quarter of 2015.

	At or For the Years Ended
(unaudited)	Dec 31, 2016	Dec 31, 2015
	(Dollars in thousands, except per share amounts)
Net interest income	$282,269	$241,077
Provision for credit losses	26,900	25,465
Non-interest income	51,931	44,815
Non-interest expense	156,377	151,555
Income tax expense	53,102	37,956
Net income	$97,821	$70,916

Basic earnings per common share	$2.11	$1.54
Basic core (non-GAAP) earnings per common share[1]	$2.08	$1.57
Weighted average common shares outstanding - basic	46,184,074	45,847,284
1 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Core (non-GAAP) net income totaled $96.2 million for the year ended December 31, 2016, up $24.4 million from the year ended December 31, 2015. Basic earnings per share for the year ended December 31, 2016 was $2.11, an increase of $0.57 from the year ended December 31, 2015. Basic core earnings per share for the year ended December 31, 2016 was $2.08, up $0.51 from the year ended December 31, 2015. The reconciliation of non-GAAP measures, which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
(unaudited)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$71,090	$69,543	$59,405
Warehouse Purchase Program loans	9,112	9,266	6,473
Loans held for sale	192	157	176
Securities	3,410	3,482	3,318
Interest-earning deposit accounts	693	463	210
Total interest income	$84,497	$82,911	$69,582
Net interest income	$74,084	$73,480	$63,742
Net interest margin	3.70%	3.80%	3.94%
Selected average balances:
Total earning assets	$8,011,431	$7,741,338	$6,469,511
Total loans held for investment	6,886,696	6,742,006	5,588,437
Total securities	620,775	637,294	631,916
Total deposits	6,282,454	5,892,348	4,939,893
Total borrowings	1,201,004	1,333,438	1,075,948
Total non-interest-bearing demand deposits	1,349,561	1,283,434	1,198,337
Total interest-bearing liabilities	6,133,897	5,942,352	4,817,504

Net interest income for the quarter ended December 31, 2016 was $74.1 million, a $604,000 increase from the third quarter of 2016 and a $10.3 million increase from the fourth quarter of 2015. The $604,000 increase from the linked quarter was primarily due to an increase in interest income on loans, which was driven by increased volume in the commercial and industrial, commercial real estate and construction and land portfolios. The average balance of commercial and industrial loans increased by $126.1 million to $1.84 billion from the third quarter of 2016, resulting in a $2.1 million increase in interest income. The average yield earned on the commercial and industrial loan portfolio for the fourth quarter of 2016 of 4.65% was positively impacted by the purchase of an energy loan in December at a $5.4 million discount; this discount will be amortized to interest income until the loan matures in May 2017. The resulting increase to the average yield on the commercial and industrial loan portfolio for the fourth quarter of 2016 was partially offset by a linked-quarter increase in non-accrual commercial and industrial loans.

The average balance of commercial real estate loans increased by $50.8 million to $2.60 billion from the third quarter of 2016, which was offset by a 14 basis point reduction in the average yield earned on that portfolio compared to the linked quarter, resulting in a $237,000 decrease in interest income. The average yield earned on the commercial real estate portfolio for the third quarter of 2016 was positively impacted by a high number of loans that were paid in full during the quarter, which resulted in the unamortized portion of loan origination fees being recognized to interest income at the time the loan was paid in full, increasing the average yield earned on the commercial real estate portfolio during the third quarter of 2016. The high number of commercial real estate loan pay-offs did not continue during the fourth quarter of 2016, causing the average yield earned on the commercial real estate portfolio to decline when compared to the linked quarter.

The average balance of construction and land loans increased by $9.5 million to $300.5 million from the third quarter of 2016, which was partially offset by a 13 basis point reduction in the average yield earned on that portfolio compared to the linked quarter, resulting in a $27,000 increase in interest income. The average yield earned on the construction and land loan portfolio for the fourth quarter of 2016 of 5.11% was negatively impacted by a linked-quarter increase in non-accrual construction loans.

The average balance of Warehouse Purchase Program loans decreased by $31.2 million to $1.10 billion from the third quarter of 2016, resulting in a $154,000 decrease in interest income, while interest income earned on consumer real estate loans decreased by $349,000 for the same period due to linked-quarter declines in the average balance and the average yield.

Interest income on loans for the fourth quarter of 2016 included $849,000 in accretion of purchase accounting fair value adjustments on acquired loans, which includes $255,000 on acquired commercial real estate loans, $143,000 on acquired commercial and industrial loans, $39,000 on acquired construction and land loans and $401,000 on acquired consumer loans. Accretion of purchase accounting fair value adjustments on acquired loans contributed four basis points, three basis points and 13 basis points to the average yields on commercial real estate, commercial and industrial and consumer real estate loans, respectively, for the fourth quarter of 2016, compared to eight basis points, four basis points and 14 basis points, respectively, for the third quarter of 2016.

The $10.3 million increase in net interest income compared to the fourth quarter of 2015 was primarily due to a $14.3 million increase in interest income on loans, which was driven by increased volume in all loan categories with the exception of other consumer loans. The average balance of commercial real estate loans increased by $496.3 million from the fourth quarter of 2015, resulting in a $6.0 million increase in interest income. The average balance of commercial and industrial loans increased by $333.6 million from the fourth quarter of 2015, resulting in a $4.5 million increase in interest income. The average balance of Warehouse Purchase Program and consumer real estate loans increased by $322.8 million and $156.9 million, respectively, compared to the fourth quarter of 2015, leading to increases in interest income of $2.6 million and $1.3 million, respectively.

Interest expense for the quarter ended December 31, 2016 increased by $982,000 compared to the linked quarter, which was primarily due to higher average rates paid on savings, money market and time products and increased volume in all deposit products compared to the third quarter of 2016. The average balance of savings and money market accounts increased by $271.9 million to $2.69 billion from the third quarter of 2016, resulting in a $665,000 increase in interest expense, while the average balance of time deposits increased by $35.0 million to $1.41 billion for the same period, resulting in a $281,000 increase in interest expense. A $132.4 million decrease in the average balance of borrowings from the third quarter of 2016 was more than offset by a 13 basis point increase in the average rate, resulting in a $4,000 increase in interest expense on borrowed funds.

Compared to the fourth quarter of 2015, interest expense for the quarter ended December 31, 2016 increased by $4.6 million, primarily due to higher average rates and increased volume in all deposit products. The average balance of savings and money market deposits increased by $658.6 million and the average balance of time deposits increased by $442.3 million compared to the fourth quarter of 2015, which increased interest expense by $1.7 million and $1.3 million, respectively. Interest expense on borrowings increased by $1.4 million compared to the fourth quarter of 2015, primarily due to the issuance of $50.0 million of fixed-to-floating rate subordinated notes by the Company in September 2016, as well as a 39 basis point increase in the average rate paid.

The net interest margin for the fourth quarter of 2016 was 3.70%, a ten basis point decrease from the third quarter of 2016 and a 24 basis point decrease from the fourth quarter of 2015. Accretion of interest resulting from the merger with LegacyTexas Group, Inc. on January 1, 2015, as well as the 2012 Highlands acquisition, contributed four basis points to the net interest margin and average yield on earning assets for the quarter ended December 31, 2016, compared to six basis points for the quarter ended September 30, 2016 and ten basis points for the quarter ended December 31, 2015. The average yield on earning assets for the fourth quarter of 2016 was 4.22%, a six basis point decrease from the third quarter of 2016 and an eight basis point decrease from the fourth quarter of 2015. The cost of deposits for the fourth quarter of 2016 was 0.43%, up four basis points from the linked quarter and up 14 basis points from the fourth quarter of 2015.

Non-interest Income

Non-interest income for the fourth quarter of 2016 was $12.3 million, a $1.0 million increase from the third quarter of 2016 and a $684,000 increase from the fourth quarter of 2015. Gain (loss) on sale and disposition of assets for the third quarter of 2016 was a loss of $1.5 million resulting from a loss on the sale of the Company's Federal Housing Administration (“FHA”) loan portfolio, compared to a loss of $412,000, which was primarily due to a $407,000 loss on the sale of a foreclosed property recorded in the fourth quarter of 2016. Service charges and other fees increased by $242,000 from the third quarter of 2016, which included a $695,000 incentive payment received from Mastercard in the fourth quarter of 2016 for 2015 transaction performance. This increase was partially offset by a $257,000 linked-quarter decline in Warehouse Purchase Program fee income and a $136,000 reduction in commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees). The Company recognized $2.0 million in net gains on the sale of mortgage loans held for sale during the fourth quarter of 2016, which includes the gain recognized on $57.8 million of one-to four-family mortgage loans that were sold or committed for sale during the fourth quarter of 2016, fair value changes on mortgage derivatives and mortgage fees collected, compared to $2.4 million in comparable net gains recorded during the third quarter of 2016 on $60.2 million of one-to four-family mortgage loans sold or committed for sale.

The $684,000 increase in non-interest income from the fourth quarter of 2015 was primarily due to a $1.9 million increase in service charges and other fees, which was driven by a $1.1 million increase in commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees) and a $145,000 increase in Warehouse Purchase Program fee income, as well as the above-mentioned $695,000 incentive received from Mastercard. Gain (loss) on sale and disposition of assets for the fourth quarter of 2016 included a loss of $407,000 on the sale of a foreclosed property, compared to a $138,000 gain recorded in the fourth quarter of 2015 on the sale of one of the Company's branch locations.

Non-interest Expenses

Non-interest expense for the quarter ended December 31, 2016 was $39.5 million, a $126,000 decrease from the third quarter of 2016 and a $505,000 increase from the fourth quarter of 2015. Salaries and employee benefits expense decreased by $472,000 from the third quarter of 2016, primarily due to an $898,000 reduction in performance incentive accruals based on the recent increase in non-performing loans, as well as a $617,000 reduction in expense related to the third quarter 2016 pay-off of one of the Company’s ESOP loans. These decreases were partially offset by a $712,000 linked-quarter increase in health care costs and a $525,000 linked-quarter increase in share-based compensation expense related to an increase in the Company’s average stock price, as well as new stock awards granted during the third quarter of 2016.

The $505,000 increase in non-interest expense from the fourth quarter of 2015 was primarily due to an $875,000 increase in data processing expense, which included increased expenses for debit card issuance and processing services, as the Company has converted all debit cards to the Europay, Mastercard and Visa ("EMV") chip technology to reduce future fraud. Data processing expense for the fourth quarter of 2016 also included increased costs compared to the prior year for system upgrades to enhance customer service and increase operating efficiency.

Financial Condition - Loans

Gross loans held for investment at December 31, 2016, excluding Warehouse Purchase Program loans, grew $308.2 million from September 30, 2016, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. Commercial real estate and commercial and industrial loans at December 31, 2016 increased by $137.1 million and $158.6 million, respectively, from September 30, 2016, and consumer real estate loans increased by $28.5 million for the same period. These linked-quarter increases were partially offset by a $12.8 million decline in construction and land loans.

Compared to December 31, 2015, gross loans held for investment at December 31, 2016, excluding Warehouse Purchase Program loans, grew $998.9 million, which included growth in all loan portfolios with the exception of a $15.8 million decline in other consumer loans. On a year over year basis, commercial real estate and commercial and industrial loans increased by $492.9 million and $358.5 million, respectively. Consumer real estate and construction and land loans increased by $138.2 million and $25.2 million, respectively, from December 31, 2015.

At December 31, 2016, Warehouse Purchase Program loans decreased by $290.5 million compared to September 30, 2016 but increased by $11.6 million compared to December 31, 2015.

Reserve-based energy loans, which are secured by deeds of trust on properties containing proven oil and natural gas reserves, totaled $527.2 million at December 31, 2016, up $93.7 million from $433.5 million at September 30, 2016 and up $67.4 million from $459.8 million at December 31, 2015. In addition to reserve-based energy loans, the Company has loans categorized as "Midstream and Other," which are typically related to the transmission of oil and natural gas and would only be indirectly impacted from declining commodity prices. At December 31, 2016, "Midstream and Other" loans had a total outstanding balance of $39.0 million, down $14.9 million from $53.9 million at September 30, 2016 and down $25.6 million from $64.6 million at December 31, 2015.

Financial Condition - Deposits

Total deposits at December 31, 2016 increased by $237.4 million from September 30, 2016, with savings, money market and demand deposits growing on a linked-quarter basis. Savings and money market and interest-bearing demand deposits increased by $267.9 million and $54.8 million, respectively, on a linked-quarter basis, while non-interest-bearing demand deposits increased by $8.1 million. These increases were partially offset by a $93.3 million decline in time deposits from September 30, 2016.

Compared to December 31, 2015, total deposits increased by $1.14 billion, which includes growth in all deposit categories. On a year over year basis, savings and money market deposits and time deposits increased by $500.6 million and $340.5 million, respectively, while non-interest-bearing demand and interest-bearing demand deposits increased by $213.7 million and $84.0 million, respectively, from December 31, 2015.

Credit Quality

	At or For the Quarters Ended
(unaudited)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
	(Dollars in thousands)
Net charge-offs	$242	$7,176	$489
Net charge-offs/Average loans held for investment, excluding Warehouse Purchase Program loans	0.02%	0.51%	0.04%
Net charge-offs/Average loans held for investment	0.01	0.43	0.04
Provision for credit losses	$7,833	$3,467	$11,200
Non-performing loans ("NPLs")	111,389	40,865	38,216
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	1.84%	0.71%	0.75%
NPLs/Total loans held for investment	1.56	0.58	0.63
Non-performing assets ("NPAs")	$122,227	$54,325	$44,908
NPAs to total assets	1.46%	0.64%	0.58%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	2.01	0.94	0.89
NPAs/Loans held for investment and foreclosed assets	1.71	0.76	0.73
Allowance for loan losses	$64,576	$57,318	$47,093
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	1.06%	1.00%	0.93%
Allowance for loan losses/Total loans held for investment	0.91	0.81	0.77
Allowance for loan losses/Total loans held for investment, excluding acquired loans & Warehouse Purchase Program loans[1]	1.18	1.12	1.14
Allowance for loan losses/NPLs	57.97	140.26	123.23
1 Excludes loans acquired in the Highlands and LegacyTexas transactions, which were initially recorded at fair value.

The Company recorded a provision for credit losses of $7.8 million for the quarter ended December 31, 2016, an increase of $4.4 million from the quarter ended September 30, 2016 and a decrease of $3.4 million from the quarter ended December 31, 2015. The increase in provision expense on a linked-quarter basis was primarily due to increased qualitative factors related to some negative migration in asset quality during the fourth quarter of 2016, as well as increased loan production compared to the linked quarter and a $2.4 million increase in specific reserves on energy loans. In the fourth quarter of 2015, the Company increased qualitative reserve factors applied to the energy loan portfolio due to the impact of pressure on the price of oil, which led to increased provision expense in the 2015 period compared to the 2016 period. The Company has continued to apply elevated reserve amounts to the energy portfolio through 2016 due to sustained economic and regulatory uncertainty surrounding energy loans.

The below table shows special mention and substandard loans at December 31, 2016, September 30, 2016 and December 31, 2015.

	December 31, 2016	September 30, 2016	Linked-Quarter Change	December 31, 2015	Year-over-Year Change
	(Dollars in thousands)
Commercial real estate	$7,972	$9,044	$(1,072)	$13,633	$(5,661)
Commercial and industrial, excluding energy	13,316	14,002	(686)	23,700	(10,384)
Energy	141,794	125,807	15,987	68,348	73,446
Consumer	2,120	2,281	(161)	3,338	(1,218)
Total special mention (all performing)	$165,202	$151,134	$14,068	$109,019	$56,183

Commercial real estate	$8,445	$8,512	$(67)	$16,953	$(8,508)
Commercial and industrial, excluding energy	17,215	19,638	(2,423)	4,308	12,907
Energy	—	76,786	(76,786)	38,712	(38,712)
Construction and land	86	88	(2)	93	(7)
Consumer	2,362	2,402	(40)	3,287	(925)
Total substandard performing	28,108	107,426	(79,318)	63,353	(35,245)

Commercial real estate	4,430	4,566	(136)	10,619	(6,189)
Commercial and industrial, excluding energy	19,024	6,193	12,831	4,705	14,319
Energy	67,576	22,033	45,543	12,110	55,466
Construction and land	11,385	—	11,385	—	11,385
Consumer	6,292	5,310	982	6,735	(443)
Total substandard non-performing	108,707	38,102	70,605	34,169	74,538

Total substandard loans	$136,815	$145,528	$(8,713)	$97,522	$39,293

The $45.5 million increase in substandard non-performing energy loans from September 30, 2016 was due to two reserve-based energy relationships totaling $53.3 million that were rated as substandard performing at September 30, 2016 and were downgraded to substandard non-performing at December 31, 2016. The relationships were downgraded due to declining collateral values and resulting diminished operating performance.

The allowance for loan losses allocated to energy loans at December 31, 2016 totaled $19.2 million, up $3.1 million from $16.1 million at September 30, 2016 and up $7.2 million from $12.0 million at December 31, 2015. In addition to $2.6 million in specific reserves on non-performing energy relationships, these reserve amounts continue to reflect elevated qualitative factors compared to the same period in 2015. Since the inception of the Energy Finance Group, the Company has maintained a number of risk mitigation techniques, including sound underwriting (reasonable advance rates based on number and diversification of wells), sound policy (requiring hedges on production sales) and conservative collateral valuations (frequent borrowing base determinations at prices below NYMEX posted rates).  All borrowing base valuations are performed by experienced and nationally recognized third party firms intimately familiar with the properties and their production history. The Company believes that the level of loan loss reserves for energy loans as of December 31, 2016 is sufficient to cover estimated credit losses in the portfolio based on currently available information; however, future sustained declines in oil pricing could lead to further risk rating downgrades, additional loan loss reserves or losses.

Commercial and industrial non-performing loans (excluding energy loans) and construction and land non-performing loans increased by $12.8 million and $11.4 million, respectively, from the third quarter of 2016.  The increase in commercial and industrial (excluding energy loans) was due to a relationship with a borrower who owns and operates hospitals in Texas, while the increase in construction and land was due to a relationship with a residential home builder.  Both relationships were placed on non-accrual in the fourth quarter of 2016 due to diminished operating performance, and no specific reserve was set aside on either of these relationships at December 31, 2016.

Net charge-offs for the fourth quarter of 2016 totaled $242,000, down $6.9 million from the third quarter of 2016 and down $247,000 from the fourth quarter of 2015.

Subsequent Events

The Company is required, under generally accepted accounting principles, to evaluate subsequent events through the filing of its consolidated financial statements for the year ended December 31, 2016 on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2016 and will adjust amounts preliminarily reported, if necessary.

Conference Call

The Company will host an investor conference call to review these results on Wednesday, January 25, 2017 at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10098894 and will receive a unique PIN that can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 412-902-4148 and participants in Canada are asked to call (toll-free) 855-669-9657. The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.LegacyTexasFinancialGroup.com. An audio replay will be available one hour after the conclusion of the call at 877-344-7529, Conference #10098894. This replay, as well as the webcast, will be available until February 25, 2017.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 44 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.LegacyTexasFinancialGroup.com or www.LegacyTexas.com.
This document and other filings by LegacyTexas Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions that are intended to identify "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies and other factors set forth in the Company's filings with the SEC.
The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, you should keep in mind these risks and uncertainties. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by any forward-looking statements.

LegacyTexas Financial Group, Inc. Consolidated Balance Sheets

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
ASSETS	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash and due from financial institutions	$59,823	$63,598	$59,217	$55,348	$53,847
Short-term interest-bearing deposits in other financial institutions	229,389	214,289	363,407	261,423	561,792
Total cash and cash equivalents	289,212	277,887	422,624	316,771	615,639
Securities available for sale, at fair value	354,515	433,603	325,042	320,866	311,708
Securities held to maturity	210,387	220,919	224,452	228,576	240,433
Total securities	564,902	654,522	549,494	549,442	552,141
Loans held for sale	21,279	23,184	20,752	17,615	22,535
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	1,055,341	1,345,818	980,390	1,028,561	1,043,719
Loans held for investment	6,065,423	5,757,224	5,693,047	5,269,312	5,066,507
Gross loans	7,142,043	7,126,226	6,694,189	6,315,488	6,132,761
Less: allowance for loan losses and deferred fees on loans held for investment	(66,827)	(54,557)	(59,795)	(55,001)	(48,953)
Net loans	7,075,216	7,071,669	6,634,394	6,260,487	6,083,808
FHLB stock and other restricted securities, at cost	43,266	54,850	62,247	54,648	63,075
Bank-owned life insurance	56,477	56,169	55,853	55,535	55,231
Premises and equipment, net	74,226	72,325	71,232	71,271	77,637
Goodwill	178,559	178,559	178,559	180,776	180,776
Other assets	80,397	74,029	82,602	73,196	63,633
Total assets	$8,362,255	$8,440,010	$8,057,005	$7,562,126	$7,691,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$1,383,951	$1,375,883	$1,235,731	$1,174,816	$1,170,272
Interest-bearing demand	903,314	848,564	811,015	782,161	819,350
Savings and money market	2,710,307	2,442,434	2,249,490	2,225,611	2,209,698
Time	1,367,904	1,461,194	1,326,446	1,120,261	1,027,391
Total deposits	6,365,476	6,128,075	5,622,682	5,302,849	5,226,711
FHLB advances	833,682	1,134,318	1,333,337	1,201,632	1,439,904
Repurchase agreements	86,691	75,138	68,049	69,079	83,269
Subordinated debt	134,032	134,083	85,231	85,104	84,992
Other borrowings	—	—	24,894	—	—
Accrued expenses and other liabilities	57,009	101,551	79,508	80,410	52,988
Total liabilities	7,476,890	7,573,165	7,213,701	6,739,074	6,887,864
Shareholders’ equity
Common stock	479	478	476	476	476
Additional paid-in capital	589,408	583,800	580,386	578,050	576,753
Retained earnings	310,641	292,510	272,454	255,908	240,496
Accumulated other comprehensive income (loss), net	(2,713)	2,639	2,918	1,841	(133)
Unearned Employee Stock Ownership Plan (ESOP) shares	(12,450)	(12,582)	(12,930)	(13,223)	(13,516)
Total shareholders’ equity	885,365	866,845	843,304	823,052	804,076
Total liabilities and shareholders’ equity	$8,362,255	$8,440,010	$8,057,005	$7,562,126	$7,691,940

LegacyTexas Financial Group, Inc.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Fourth Quarter 2016 Compared to:
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Third Quarter 2016		Fourth Quarter 2015
Interest and dividend income	(Dollars in thousands)
Loans, including fees	$80,394	$78,966	$73,376	$68,806	$66,054	$1,428	1.8%	$14,340	21.7%
Taxable securities	2,269	2,314	2,359	2,312	2,264	(45)	(1.9)	5	0.2
Nontaxable securities	756	763	759	774	780	(7)	(0.9)	(24)	(3.1)
Interest-bearing deposits in other financial institutions	693	463	392	330	210	230	49.7	483	230.0
FHLB and Federal Reserve Bank stock and other	385	405	450	386	274	(20)	(4.9)	111	40.5
	84,497	82,911	77,336	72,608	69,582	1,586	1.9	14,915	21.4
Interest expense
Deposits	6,734	5,756	4,422	4,122	3,569	978	17.0	3,165	88.7
FHLB advances	1,526	1,865	2,103	1,673	1,466	(339)	(18.2)	60	4.1
Repurchase agreements and other borrowings	2,153	1,810	1,457	1,462	805	343	19.0	1,348	167.5
	10,413	9,431	7,982	7,257	5,840	982	10.4	4,573	78.3
Net interest income	74,084	73,480	69,354	65,351	63,742	604	0.8	10,342	16.2
Provision for credit losses	7,833	3,467	6,800	8,800	11,200	4,366	125.9	(3,367)	(30.1)
Net interest income after provision for credit losses	66,251	70,013	62,554	56,551	52,542	(3,762)	(5.4)	13,709	26.1
Non-interest income
Service charges and other fees	9,912	9,670	8,927	8,181	8,041	242	2.5	1,871	23.3
Net gain on sale of mortgage loans held for sale	2,012	2,383	2,250	1,580	1,899	(371)	(15.6)	113	6.0
Bank-owned life insurance income	436	441	441	426	432	(5)	(1.1)	4	0.9
Gain (loss) on sale of available for sale securities	(6)	(3)	65	—	17	(3)	N/M	(23)	N/M
Gain (loss) on sale and disposition of assets	(412)	(1,490)	1,186	4,072	188	1,078	N/M	(600)	N/M
Other	335	276	853	396	1,016	59	21.4	(681)	(67.0)
	12,277	11,277	13,722	14,655	11,593	1,000	8.9	684	5.9

	For the Quarters Ended					Fourth Quarter 2016 Compared to:
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Third Quarter 2016		Fourth Quarter 2015

Non-interest expense	(Dollars in thousands)
Salaries and employee benefits	23,446	23,918	22,867	22,337	23,374	(472)	(2.0)	72	0.3
Advertising	1,039	751	1,035	1,036	1,140	288	38.3	(101)	(8.9)
Occupancy and equipment	3,715	3,822	3,779	3,691	3,592	(107)	(2.8)	123	3.4
Outside professional services	889	940	1,227	816	1,114	(51)	(5.4)	(225)	(20.2)
Regulatory assessments	1,316	1,169	1,330	1,133	1,266	147	12.6	50	3.9
Data processing	3,991	3,989	3,664	3,290	3,116	2	0.1	875	28.1
Office operations	2,524	2,368	2,541	2,468	2,773	156	6.6	(249)	(9.0)
Other	2,628	2,717	3,170	2,771	2,668	(89)	(3.3)	(40)	(1.5)
	39,548	39,674	39,613	37,542	39,043	(126)	(0.3)	505	1.3
Income before income tax expense	38,980	41,616	36,663	33,664	25,092	(2,636)	(6.3)	13,888	55.3
Income tax expense	13,675	14,399	13,446	11,582	8,646	(724)	(5.0)	5,029	58.2
Net income	$25,305	$27,217	$23,217	$22,082	$16,446	$(1,912)	(7.0)%	$8,859	53.9%
N/M - Not meaningful

LegacyTexas Financial Group, Inc.
Selected Quarterly Financial Highlights (unaudited)

	At or For the Quarters Ended
	December 31, 2016	September 30, 2016	December 31, 2015
SHARE DATA:	(Dollars in thousands, except per share amounts)
Weighted average common shares outstanding- basic	46,346,053	46,227,734	45,939,817
Weighted average common shares outstanding- diluted	46,873,215	46,546,532	46,267,956
Shares outstanding at end of period	47,876,198	47,773,160	47,645,826
Income available to common shareholders[1]	$25,174	$27,084	$16,336
Basic earnings per common share	0.54	0.59	0.36
Basic core (non-GAAP) earnings per common share[2]	0.55	0.61	0.36
Diluted earnings per common share	0.54	0.58	0.35
Dividends declared per share	0.15	0.15	0.14
Total shareholders' equity	885,365	866,845	804,076
Common shareholders' equity per share (book value per share)	18.49	18.15	16.88
Tangible book value per share- Non-GAAP[2]	14.75	14.39	13.06
Market value per share for the quarter:
High	43.81	31.90	31.97
Low	31.59	25.81	24.59
Close	43.06	31.63	25.02
KEY RATIOS:
Return on average common shareholders' equity	11.50%	12.66%	8.22%
Core (non-GAAP) return on average common shareholders' equity[2]	11.50	13.11	8.17
Return on average assets	1.20	1.33	0.95
Core (non-GAAP) return on average assets[2]	1.20	1.38	0.95
Efficiency ratio (GAAP basis)	45.79	46.81	51.83
Core (non-GAAP) efficiency ratio[2]	45.79	46.00	51.92
Estimated Tier 1 common equity risk-based capital ratio[3]	9.13	8.91	9.56
Estimated total risk-based capital ratio[3]	11.71	11.41	11.58
Estimated Tier 1 risk-based capital ratio[3]	9.28	9.06	9.73
Estimated Tier 1 leverage ratio[3]	8.73	8.72	9.46
Total equity to total assets	10.59	10.27	10.45
Tangible equity to tangible assets- Non-GAAP[2]	8.63	8.32	8.29
Number of employees- full-time equivalent	885	873	840
1 Net of distributed and undistributed earnings to participating securities.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
3 Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc.
Selected Full Year Financial Highlights (unaudited)

	At or For the Years Ended
	December 31, 2016	December 31, 2015
SHARE DATA:	(Dollars in thousands, except per share amounts)
Basic earnings per common share	$2.11	$1.54
Basic core (non-GAAP) earnings per common share[1]	2.08	1.57
Diluted earnings per common share	2.09	1.53
Dividends declared per share	0.58	0.54
KEY RATIOS:
Return on average common shareholders' equity	11.52%	9.12%
Core (non-GAAP) return on average common shareholders' equity[1]	11.34	9.24
Return on average assets	1.24	1.10
Core (non-GAAP) return on average assets[1]	1.22	1.12
Efficiency ratio (GAAP basis)	46.79	53.01
Core (non-GAAP) efficiency ratio[1]	47.30	52.49
1 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

LegacyTexas Financial Group, Inc.
Selected Loan Data (unaudited)

	At the Quarter Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Loans held for investment:	(Dollars in thousands)
Commercial real estate	$2,670,455	$2,533,404	$2,520,431	$2,324,338	$2,177,543
Warehouse Purchase Program	1,055,341	1,345,818	980,390	1,028,561	1,043,719
Commercial and industrial	1,971,160	1,812,558	1,782,463	1,640,042	1,612,669
Construction and land	294,894	307,734	281,936	267,543	269,708
Consumer real estate	1,074,923	1,046,397	1,046,794	972,115	936,757
Other consumer	53,991	57,131	61,423	65,274	69,830
Gross loans held for investment	$7,120,764	$7,103,042	$6,673,437	$6,297,873	$6,110,226
Non-performing assets:
Commercial real estate	$5,195	$5,336	$1,183	$1,307	$11,418
Commercial and industrial	86,664	28,282	31,362	30,105	16,877
Construction and land	11,385	27	27	31	33
Consumer real estate	7,987	7,051	10,005	11,948	9,781
Other consumer	158	169	274	105	107
Total non-performing loans	111,389	40,865	42,851	43,496	38,216
Foreclosed assets	10,838	13,460	13,368	13,370	6,692
Total non-performing assets	$122,227	$54,325	$56,219	$56,866	$44,908
Total non-performing assets to total assets	1.46%	0.64%	0.70%	0.75%	0.58%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	1.84%	0.71%	0.75%	0.83%	0.75%
Total non-performing loans to total loans held for investment	1.56%	0.58%	0.64%	0.69%	0.63%
Allowance for loan losses to non-performing loans	57.97%	140.26%	145.14%	127.56%	123.23%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	1.06%	1.00%	1.09%	1.05%	0.93%
Allowance for loan losses to total loans held for investment	0.91%	0.81%	0.93%	0.88%	0.77%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans[1]	1.18%	1.12%	1.26%	1.25%	1.14%

	At the Quarter Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Troubled debt restructured loans ("TDRs"):	(Dollars in thousands)
Performing TDRs:
Commercial real estate	$154	$156	$158	$160	$161
Commercial and industrial	—	—	7	15	30
Consumer real estate	269	271	361	364	368
Other consumer	31	35	39	42	46
Total performing TDRs	$454	$462	$565	$581	$605
Non-performing TDRs:[2]
Commercial real estate	$808	$813	$820	$938	$946
Commercial and industrial	9,181	8,700	8,726	8,923	1,793
Consumer real estate	1,669	1,725	3,603	3,625	3,393
Other consumer	43	50	51	65	75
Total non-performing TDRs	$11,701	$11,288	$13,200	$13,551	$6,207
Allowance for loan losses:
Balance at beginning of period	$57,318	$62,194	$55,484	$47,093	$36,382
Provision expense for loans	7,500	2,300	6,800	8,800	11,200
Charge-offs	(367)	(7,566)	(345)	(581)	(722)
Recoveries	125	390	255	172	233
Balance at end of period	$64,576	$57,318	$62,194	$55,484	$47,093
Net charge-offs (recoveries):
Commercial real estate	$(5)	$72	$(3)	$(6)	$71
Commercial and industrial	34	6,989	(96)	347	317
Consumer real estate	20	(40)	61	(43)	(19)
Other consumer	193	155	128	111	120
Total net charge-offs	$242	$7,176	$90	$409	$489
Allowance for off-balance sheet lending-related commitments
Provision expense for credit losses	$333	$1,167	$—	$—	$—
[1] Excludes loans acquired in the Highlands and LegacyTexas acquisitions, which were initially recorded at fair value.
[2] Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Loans:	(Dollars in thousands)
Commercial real estate	$2,599,006	$2,548,202	$2,416,288	$2,228,682	$2,102,708
Warehouse Purchase Program	1,100,723	1,131,959	987,225	796,832	777,927
Commercial and industrial	1,836,519	1,710,387	1,695,037	1,612,125	1,502,875
Construction and land	300,460	290,930	266,968	269,691	277,597
Consumer real estate	1,052,231	1,055,801	1,002,848	949,568	895,336
Other consumer	56,480	59,212	63,525	67,055	72,981
Less: deferred fees and allowance for loan loss	(58,723)	(54,485)	(55,940)	(49,178)	(40,987)
Total loans held for investment	6,886,696	6,742,006	6,375,951	5,874,775	5,588,437
Loans held for sale	22,509	18,132	19,726	19,588	18,560
Securities	620,775	637,294	623,148	599,680	631,916
Overnight deposits	481,451	343,906	291,754	238,576	230,598
Total interest-earning assets	$8,011,431	$7,741,338	$7,310,579	$6,732,619	$6,469,511
Deposits:
Interest-bearing demand	$838,631	$821,516	$784,741	$774,798	$748,176
Savings and money market	2,686,847	2,414,974	2,166,002	2,209,675	2,028,249
Time	1,407,415	1,372,424	1,169,960	1,049,810	965,131
FHLB advances and other borrowings	1,201,004	1,333,438	1,508,787	1,106,577	1,075,948
Total interest-bearing liabilities	$6,133,897	$5,942,352	$5,629,490	$5,140,860	$4,817,504

Total assets	$8,445,209	$8,176,612	$7,739,015	$7,157,259	$6,891,210
Non-interest-bearing demand deposits	$1,349,561	$1,283,434	$1,194,118	$1,134,070	$1,198,337
Total deposits	$6,282,454	$5,892,348	$5,314,821	$5,168,353	$4,939,893
Total shareholders' equity	$880,250	$860,142	$835,752	$818,538	$800,411

Yields/Rates:
Loans:
Commercial real estate	5.08%	5.22%	5.04%	5.05%	5.13%
Warehouse Purchase Program	3.31%	3.27%	3.26%	3.35%	3.33%
Commercial and industrial	4.65%	4.49%	4.36%	4.45%	4.49%
Construction and land	5.11%	5.24%	5.34%	5.35%	5.41%
Consumer real estate	4.60%	4.71%	4.69%	4.77%	4.81%
Other consumer	5.69%	5.68%	5.62%	5.66%	5.63%
Total loans held for investment	4.66%	4.68%	4.59%	4.67%	4.72%
Loans held for sale	3.41%	3.46%	3.55%	3.68%	3.79%
Securities	2.20%	2.19%	2.29%	2.32%	2.10%
Overnight deposits	0.58%	0.54%	0.54%	0.55%	0.36%
Total interest-earning assets	4.22%	4.28%	4.23%	4.31%	4.30%
Deposits:
Interest-bearing demand	0.50%	0.50%	0.49%	0.48%	0.47%
Savings and money market	0.39%	0.33%	0.24%	0.24%	0.19%
Time	0.86%	0.80%	0.73%	0.70%	0.71%
FHLB advances and other borrowings	1.23%	1.10%	0.94%	1.13%	0.84%

	For the Quarters Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Total interest-bearing liabilities	0.68%	0.63%	0.57%	0.56%	0.48%
Net interest spread	3.54%	3.65%	3.66%	3.75%	3.82%
Net interest margin	3.70%	3.80%	3.79%	3.88%	3.94%
Cost of deposits (including non-interest-bearing demand)	0.43%	0.39%	0.33%	0.32%	0.29%

LegacyTexas Financial Group, Inc.
Supplemental Information- Non-GAAP Financial Measures
(unaudited)

	At or For the Quarters Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (calculated net of estimated tax rate of 35%, except as otherwise noted)	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders[1]	$25,174	$27,084	$23,114	$21,954	$16,336
Distributed and undistributed earnings to participating securities[1]	131	133	103	128	110
GAAP net income	25,305	27,217	23,217	22,082	16,446
Net (gain) on sale of insurance subsidiary operations[2]	—	—	(39)	—	—
(Gain) on sale of branch locations	—	—	—	(2,529)	(90)
Loss on sale of FHA loan portfolio	—	969	—	—	—
Core (non-GAAP) net income	$25,305	$28,186	$23,178	$19,553	$16,356
Average shares for basic earnings per share	46,346,053	46,227,734	46,135,999	46,024,250	45,939,817
Basic GAAP earnings per share	$0.54	$0.59	$0.50	$0.48	$0.36
Basic core (non-GAAP) earnings per share	$0.55	$0.61	$0.50	$0.42	$0.36
Average shares for diluted earnings per share	46,873,215	46,546,532	46,352,141	46,152,301	46,267,956
Diluted GAAP earnings per share	$0.54	$0.58	$0.50	$0.48	$0.35
Diluted core (non-GAAP) earnings per share	$0.54	$0.61	$0.50	$0.42	$0.35
Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income (gross of tax)
GAAP non-interest income	$12,277	$11,277	$13,722	$14,655	$11,593
Net (gain) on sale of insurance subsidiary operations	—	—	(1,181)	—	—
(Gain) loss on sale of branch locations	—	—	—	(3,891)	(138)
Loss on sale of FHA loan portfolio	—	1,491	—	—	—
Core (non-GAAP) non-interest income	$12,277	$12,768	$12,541	$10,764	$11,455
1 Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.
2 Calculated net of tax on extraordinary gain totaling $1.1 million.

	At or For the Quarters Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)	(Dollars in thousands)
GAAP efficiency ratio:
Non-interest expense	$39,548	$39,674	$39,613	$37,542	$39,043
Net interest income plus non-interest income	86,361	84,757	83,076	80,006	75,335
Efficiency ratio- GAAP basis	45.79%	46.81%	47.68%	46.92%	51.83%
Core (non-GAAP) efficiency ratio:
Non-interest expense	$39,548	$39,674	$39,613	$37,542	$39,043
Net interest income plus core (non-GAAP) non-interest income	86,361	86,248	81,895	76,115	75,197
Efficiency ratio- core (non-GAAP) basis	45.79%	46.00%	48.37%	49.32%	51.92%

Calculation of Tangible Book Value per Share:
Total shareholders' equity	$885,365	$866,845	$843,304	$823,052	$804,076
Less: Goodwill	(178,559)	(178,559)	(178,559)	(180,776)	(180,776)
Identifiable intangible assets, net	(665)	(752)	(838)	(924)	(1,030)
Total tangible shareholders' equity	$706,141	$687,534	$663,907	$641,352	$622,270
Shares outstanding at end of period	47,876,198	47,773,160	47,670,440	47,645,826	47,645,826

Book value per share- GAAP	$18.49	$18.15	$17.69	$17.27	$16.88
Tangible book value per share- Non-GAAP	14.75	14.39	13.93	13.46	13.06

Calculation of Tangible Equity to Tangible Assets:
Total assets	$8,362,255	$8,440,010	$8,057,005	$7,562,126	$7,691,940
Less: Goodwill	(178,559)	(178,559)	(178,559)	(180,776)	(180,776)
Identifiable intangible assets, net	(665)	(752)	(838)	(924)	(1,030)
Total tangible assets	$8,183,031	$8,260,699	$7,877,608	$7,380,426	$7,510,134

Equity to assets- GAAP	10.59%	10.27%	10.47%	10.88%	10.45%
Tangible equity to tangible assets- Non-GAAP	8.63	8.32	8.43	8.69	8.29

Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and core) (unaudited)
Net income	$25,305	$27,217	$23,217	$22,082	$16,446
Core (non-GAAP) net income	25,305	28,186	23,178	19,553	16,356
Average total equity	880,250	860,142	835,752	818,538	800,411
Average total assets	8,445,209	8,176,612	7,739,015	7,157,259	6,891,210
Return on average common shareholders' equity	11.50%	12.66%	11.11%	10.79%	8.22%
Core (non-GAAP) return on average common shareholders' equity	11.50	13.11	11.09	9.56	8.17
Return on average assets	1.20	1.33	1.20	1.23	0.95
Core (non-GAAP) return on average assets	1.20	1.38	1.20	1.09	0.95

	At or For the Years Ended
	December 31, 2016	December 31, 2015
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (calculated net of estimated tax rate of 35%, except as otherwise noted)	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders [1]	$97,324	$70,382
Distributed and undistributed earnings to participating securities [1]	497	534
GAAP net income	97,821	70,916
Merger and acquisition costs	—	1,009
Net (gain) on sale of insurance subsidiary operations[2]	(39)	—
(Gain) on sale of branch locations	(2,529)	(190)
Loss on sale of FHA loan portfolio	969	—
Valuation adjustment on mortgage servicing rights	—	121
Core (non-GAAP) net income	$96,222	$71,856
Average shares for basic earnings per share	46,184,074	45,847,284
Basic (GAAP) earnings per share	$2.11	$1.54
Basic core (non-GAAP) earnings per share	$2.08	$1.57
Average shares for diluted earnings per share	46,484,967	46,125,447
Diluted GAAP earnings per share	$2.09	$1.53
Diluted core (non-GAAP) earnings per share	$2.07	$1.56

Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income (gross of tax)
GAAP non-interest income	$51,931	$44,815
Net (gain) on sale of insurance subsidiary operations	(1,181)	—
(Gain) loss on sale of branch locations	(3,891)	(293)
Loss on sale of FHA loan portfolio	1,491	—
Valuation adjustment on mortgage servicing rights	—	186
Core (non-GAAP) non-interest income	$48,350	$44,708

GAAP non-interest expense	$156,377	$151,555
Merger and acquisition costs	—	(1,553)
Core (non-GAAP) non-interest expense	$156,377	$150,002

Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)
Net interest income	$282,269	$241,077
GAAP efficiency ratio:
Non-interest expense	$156,377	$151,555
Net interest income plus non-interest income	334,200	285,892
Efficiency ratio- GAAP basis	46.79%	53.01%
Core (non-GAAP) efficiency ratio:
Core (non-GAAP) non-interest expense	$156,377	$150,002
Net interest income plus core (non-GAAP) non-interest income	330,619	285,785
Efficiency ratio- core (non-GAAP) basis	47.30%	52.49%
1 Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.
2 Calculated net of tax on extraordinary gain totaling $1.1 million.

	At or For the Years Ended
	December 31, 2016	December 31, 2015
	(Dollars in thousands, except per share amounts)
Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and core) (unaudited)
Net income	$97,821	$70,916
Core (non-GAAP) net income	96,222	71,856
Average total equity	848,788	777,408
Average total assets	7,881,881	6,442,998
Return on average common shareholders' equity	11.52%	9.12%
Core (non-GAAP) return on average common shareholders' equity	11.34	9.24
Return on average assets	1.24	1.10
Core (non-GAAP) return on average assets	1.22	1.12